  Exhibit 99.1

SharpSpring Reports Fourth Quarter and Full Year 2020 Results

Strong Finish Amidst Challenging Conditions Led by Improvements to Net Revenue Retention and Net Agency Client Expansion

Early Investments in Sales and Marketing in 2021 Setting the Table for Accelerated Sales Growth as the Year Progresses

GAINESVILLE, FL – March 16, 2021 – SharpSpring, Inc. (NASDAQ: SHSP), a leading cloud-based revenue growth platform, reported financial results for the fourth quarter and full year ended December 31, 2020.

Recent Operational Highlights
●
Company CEO Rick Carlson provided a Letter to Investors on SharpSpring’s long-term business outlook, outlining the Company’s ability and plan to achieve long-term, sustainable, high-margin growth. The assumptions in the Company’s long-term projections are supported by over six years of individual cohort data and historical Company performance to-date.

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Further solidified Company balance sheet through underwritten public offering of common stock, adding $13.9 million in net proceeds, to support current health of the business, expand future sales and marketing initiatives and pursue additional growth opportunities.

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Appointed Aaron Jackson as Chief Financial Officer. Prior to his appointment, Jackson had been acting as interim CFO and has spent four years at SharpSpring in various finance and accounting leadership roles. Jackson brings a comprehensive understanding of SharpSpring Company culture, goals and objectives and has expert knowledge of the Company’s core business model and growth strategy.

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Earned TrustRadius awards for Best Usability, Best Feature Set Award and Best Customer Support based directly on feedback from SharpSpring’s customers. These accolades mark the fourth year in a row that SharpSpring has been honored as a top choice for customers through TrustRadius.

Management Commentary
“In what was an eventful and trying year, both for SharpSpring and the rest of the world, we were able to consistently grow our business, expand our platform and position ourselves effectively for long-term success,” said Company CEO Rick Carlson. “Financially, we achieved our fifteenth consecutive record revenue performance and are now at the precipice of a $30 million run rate. During the fourth quarter, we also recorded a number of positive, incremental data points that support our belief that business is slowly, but surely, returning to normalized conditions. Within our customer base, we logged diminished attrition and also saw net revenue retention return to pre-COVID levels with a second straight period of net client expansion, all positive indicators for the future. Our Perfect Audience business also showed encouraging growth in Q4, aided mainly from larger customer campaigns. As we complete PA’s integration into our marketing automation platform, we should begin to further realize benefits of cross-selling into our current user base as SharpSpring Ads.”

“With the effects of the pandemic appearing to be moving to the rearview in 2021, we expect the coming year will be a period of major investment in our business, which will put us on the path to accelerated growth. After our successful capital raise in December, we have additional resources to drive new sales, marketing and product initiatives that are designed to have a long-term positive impact on the business. In Q1 we began the process of ramping spend, which should translate to new customer growth as the year progresses. As we introduce new go-to market strategies and pricing options, including free trials, annual client licenses and freemium offerings, we believe the universe of potential SharpSpring customers will expand. As a leading provider of revenue growth tools for small to medium businesses and digital marketing agencies, we are reducing the barriers to entry for all businesses to participate in ongoing digital transformation.”

Fourth Quarter 2020 Key Performance Indicators (KPIs)
●
Total monthly recurring revenue (MRR) from new customers in the fourth quarter of 2020 was $132,000 compared to $165,000 in the fourth quarter of 2019 and $176,000 in the third quarter of 2020. The decrease in MRR was largely due to delayed new customer adoption resulting from the ongoing COVID-19 pandemic as well as reduced sales and marketing spend during the quarter. The Company expects sales and marketing spend to increase meaningfully in 2021, which should have a material positive impact on new sales beginning in the second quarter of the year.

●
New customer additions are expected to generate approximately $1.6 million in annual recurring revenue (ARR).

●
Finished the quarter with approximately 2,000 agency customers, over 500 direct customers, and more than 10,000 total businesses across all SharpSpring sales and marketing platforms including SharpSpring Ads and legacy products.

●
On a year-over-year basis, Q4 2020 net revenue retention was 91.7%, an improvement over 90.1% in Q3 2020.

Fourth Quarter 2020 Financial Results
●
Total revenue increased 25% to a record $7.7 million from $6.1 million in the same year-ago period.

●
Gross profit increased 42% to a record $5.7 million (75% of total revenue) from $4.0 million (65% of total revenue) in the same year-ago period.

●
Net loss, including non-cash impairment charges, was $2.3 million, or $0.20 per share, compared to net loss of $2.7 million, or $0.24 per share, in the same year-ago period.

●
Adjusted EBITDA loss (a non-GAAP metric reconciled below) totaled $869,000, compared to an adjusted EBITDA loss of $1.9 million in the same year-ago period.

●
Core net loss (a non-GAAP metric reconciled below) totaled $1.1 million, or $0.09 per share, compared to core net loss of $2.1 million, or $0.19 per share, in the same year-ago period.

●
At year-end, the Company had $28.3 million in cash, compared to $11.9 million at December 31, 2019.

Full Year 2020 Financial Results
●
Total revenue increased 29% to a record $29.3 million from $22.7 million in 2019.

●
Gross profit increased 36% to a record $21.2 million (72% of total revenue) from $15.6 million (69% of total revenue) in 2019.

●
Net loss, including non-cash impairment charges, was $5.8 million, or $0.50 per share, compared to net loss of $12.4 million, or $1.20 per share, in 2019.

●
Adjusted EBITDA loss (a non-GAAP metric reconciled below) totaled $3.2 million, compared to an adjusted EBITDA loss of $7.4 million in 2019.

●
Core net loss (a non-GAAP metric reconciled below) totaled $4.2 million, or $0.36 per share, compared to core net loss of $8.2 million, or $0.79 per share, in 2019.

2021 Financial Outlook
For the fiscal year ending December 31, 2021, SharpSpring expects total revenue to range between $34 million and $36 million. The Company’s guidance is based on recurring revenue from its current customer base and performance results tracked through February of this year. These expectations include the impact of increased sales and marketing spend that began in January 2021 which will support a related revenue ramp as the year progresses.

Conference Call
SharpSpring management will hold a conference call today, March 16, 2021 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Company CEO Rick Carlson and CFO Aaron Jackson will host the call, followed by a question and answer period.

U.S. dial-in number: 877-545-0320
International number: 973-528-0016
Entry Code: 441277

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at investors.sharpspring.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time today through March 30, 2021.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Replay ID: 40092

About SharpSpring, Inc.
SharpSpring, Inc. (NASDAQ: SHSP) is a rapidly growing, highly-rated, global and affordable revenue growth platform delivered via a cloud-based Software-as-a-Service (SaaS) solution. More than 10,000 businesses around the world rely on SharpSpring platforms to generate leads, improve conversions to sales, and drive higher returns on marketing investments. Known for its innovation, open architecture and free customer support, SharpSpring offers flexible contracts at a fraction of the price of competitors making it an easy choice for growing businesses and digital marketing agencies. Learn more at sharpspring.com.

Non-GAAP Financial Measures
Adjusted EBITDA, core net loss and core net loss per share are "non-GAAP financial measures" presented as supplemental measures of the Company’s performance. These metrics are not presented in accordance with United States generally accepted accounting principles, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time. However, the measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. A reconciliation of net loss to these measures is included for your reference in the financial section of this earnings press release.

Important Cautions Regarding Forward-Looking Statements
The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, our ability to successfully utilize our cash to develop current and future products, delays due to issues with outsourced service providers, those events and factors described by us in Item 1. A “Risk Factors” in our most recent Form 10-K and under Part II, Item 1A. and “Risk Factors” contained in our most recent Form 10-Q, and other risks to which our Company is subject, and various other factors beyond the Company’s control. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Company Contact:
Aaron Jackson
Chief Financial Officer
Phone: 352-448-0967
Email: IR@sharpspring.com

Investor Relations:
Gateway Investor Relations
Matt Glover or Tom Colton
Phone: 949-574-3860
Email: SHSP@gatewayir.com

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue	$7,657,416	$6,131,690	$29,287,882	$22,699,386

Cost of services	1,952,615	2,127,453	8,062,564	7,142,416
Gross profit	5,704,801	4,004,237	21,225,318	15,556,970

Operating expenses:
Sales and marketing	2,754,581	2,808,761	10,888,944	11,785,227
Research and development	1,628,147	1,352,299	6,072,103	5,036,613
General and administrative	2,843,472	2,462,779	10,227,128	8,617,073
Intangible asset amortization	152,801	95,250	642,149	381,000
Impairment of goodwill	710,000	-	710,000	-

Total operating expenses	8,089,001	6,719,089	28,540,324	25,819,913

Operating loss	(2,384,200)	(2,714,852)	(7,315,006)	(10,262,943)

Other income (expense), net	53,642	14,537	(19,988)	(147,338)
Loss on induced conversion	-	-	-	(2,162,696)
Gain on embedded derivative	-	-	-	214,350

Loss before income taxes	(2,330,558)	(2,700,315)	(7,334,994)	(12,358,627)
(Benefit) provision for income taxes	(2,340)	28,514	(1,505,965)	29,349

Net loss	$(2,328,218)	$(2,728,829)	$(5,829,029)	$(12,387,976)

Net loss per share, basic and diluted	$(0.20)	$(0.24)	$(0.50)	$(1.20)

Weighted average common shares outstanding, basic and diluted	11,828,706	11,210,816	11,611,020	10,323,889

SharpSpring, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
	2020	2019
Assets
Cash and cash equivalents	$28,267,792	$11,881,949
Accounts receivable, net	323,130	340,344
Unbilled receivables	1,248,060	998,048
Income taxes receivable	54,449	15,010
Other current assets	1,433,543	1,363,366
Total current assets	31,326,974	14,598,717

Property and equipment, net	2,188,948	1,996,722
Goodwill	10,250,088	10,922,814
Intangibles, net	4,015,851	4,658,000
Right-of-use assets	8,352,028	5,281,530
Other long-term assets	611,857	549,022
Total assets	$56,745,746	$38,006,805

Liabilities and Shareholders' Equity
Accounts payable	1,074,594	2,052,538
Accrued expenses and other current liabilities	1,259,836	919,089
Line of credit	1,900,000	-
Deferred revenue	845,265	860,820
Income taxes payable	81,221	13,944
Lease liability, current portion	724,627	370,340
Notes payable, current portion	2,630,962	-
Total current liabilities	8,516,505	4,216,731

Lease liability, net of current portion	7,771,898	4,976,727
Notes payable, net of current portion	768,538	-
Total liabilities	$17,056,941	$9,193,458

Shareholders' equity:
Preferred stock, $0.001 par value	-	-
Common stock, $0.001 par value	12,819	11,537
Additional paid in capital	75,544,966	58,851,285
Accumulated other comprehensive loss	(215,269)	(224,793)
Accumulated deficit	(35,569,711)	(29,740,682)
Treasury stock	(84,000)	(84,000)
Total shareholders' equity	39,688,805	28,813,347

Total liabilities and shareholders' equity	56,745,746	$38,006,805

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net loss	$(2,328,218)	$(2,728,829)	$(5,829,029)	$(12,387,976)

Adjustments to reconcile loss from operations:
Depreciation and amortization	416,984	282,250	1,596,146	1,010,123
Impairment of goodwill	710,000	-	710,000	-
Amortization of costs to acquire contracts	204,328	200,173	816,100	804,780
Non-cash stock compensation	388,172	354,313	1,526,693	1,204,213
Deferred income taxes	4,157	-	359	-
Loss (gain) on disposal of property and equipment	262	-	262	(617)
Non-cash interest	-	-	-	139,372
Amortization of debt issuance costs and embedded derivative	-	-	-	2,903
Gain on embedded derivative	-	-	-	(214,350)
Loss on induced conversion	-	-	-	2,162,696
Unrealized foreign currency (gain) loss	(72,733)	(18,045)	48,069	25,425
Changes in assets and liabilities:
Accounts receivable, net	(42,980)	(189,203)	21,989	(204,217)
Unbilled receivables	(93,377)	(65,979)	(230,895)	(254,987)
Right-of-use assets	203,891	110,800	(3,070,498)	433,980
Other assets	(209,195)	(116,516)	(949,881)	(837,082)
Income taxes, net	(10,698)	28,759	22,941	(2,094)
Accounts payable	(1,208,626)	435,137	(978,825)	439,028
Lease liabilities	(186,325)	(96,621)	3,149,459	(377,264)
Other liabilities	313,037	(355,841)	340,808	(392,480)
Deferred revenue	276,336	162,414	(21,048)	421,405
Net cash provided by (used in) operating activities	(1,634,985)	(1,997,188)	(2,847,350)	(8,027,142)

Cash flows from investing activities
Acquisition of business	-	(4,566,402)	-	(4,566,402)
Purchases of property and equipment	-	249,712	(401,831)	(529,001)
Proceeds from the sale of property and equipment	-	-	-	617
Capitalization of software development costs	(181,732)	(552,508)	(744,654)	(836,047)
Net cash used in investing activities	(181,732)	(4,869,198)	(1,146,485)	(5,930,833)

Cash flows used in financing activities:
Proceeds from line of credit	-	-	1,900,000	-
Proceeds from note payable	-	-	3,399,500	-
Proceeds from exercise of stock options, net	1,075,816	42,636	1,266,695	968,986
Proceeds from issuance of common stock, net	13,942,446	4,938,985	13,942,446	15,587,990
Payments for taxes related to net share settlement of equity awards	(7,050)	-	(40,872)	-
Net cash provided by financing activities	15,011,212	4,981,621	20,467,769	16,556,976

Effect of exchange rate on cash	54,690	12,772	(88,091)	(37,918)

Change in cash and cash equivalents	$13,249,185	$(1,871,993)	$16,385,843	$2,561,083

Cash and cash equivalents, beginning of period	$15,018,607	$13,753,942	$11,881,949	$9,320,866

Cash and cash equivalents, end of period	$28,267,792	$11,881,949	$28,267,792	$11,881,949

SharpSpring, Inc.
RECONCILIATION TO ADJUSTED EBITDA
(Unaudited, in Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net loss	$(2,328)	$(2,729)	$(5,829)	$(12,388)
(Benefit) provision for income taxes	(2)	29	(1,506)	29
Other (income) expense , net	(54)	(15)	20	147
Non-cash gain on embedded derivative	-	-	-	(214)
Non-cash loss on induced conversion	-	-	-	2,163
Depreciation & amortization	417	282	1,596	1,010
Non-cash stock compensation	388	354	1,527	1,204
Restructuring	-	176	-	309
Sales Tax Contingent Liability	-	-	256	-
Franchise tax settlement	-	-	-	318
Impairment of goodwill	710	-	710	-
Adjusted EBITDA	$(869)	$(1,903)	$(3,226)	$(7,422)

SharpSpring, Inc.
RECONCILIATION TO CORE NET LOSS AND CORE NET LOSS PER SHARE
(Unaudited, in Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net loss	$(2,328)	$(2,729)	$(5,829)	$(12,388)
Amortization of intangible assets	153	95	642	381
Non-cash stock compensation	388	354	1,527	1,204
Non-cash gain on embedded derivative	-	-	-	(214)
Non-cash loss on induced conversion	-	-	-	2,163
Restructuring	-	176	-	309
Sales Tax Contingent Liability	-	-	256	-
Franchise tax settlement	-	-	-	318
Impairment of goodwill	710	-	710	-
Tax adjustment	(2)	29	(1,506)	32
Core net loss	$(1,079)	$(2,075)	$(4,200)	$(8,195)

Core net loss per share	$(0.09)	$(0.19)	$(0.36)	$(0.79)
Weighted average common shares outstanding	11,829	11,211	11,611	10,324